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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    Form 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                            PHARMACIA & UPJOHN, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                       98-0155411
  (State of incorporation or organization)          (I.R.S. Employer Identification No.)

                FLEMING WAY                                      RH 10 2LZ
               CRAWLEY SUSSEX                                    (Zip Code)
                  ENGLAND
  (Address of principal executive offices)

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Securities to be registered pursuant to Section 12(b) of the Act:

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             TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
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Common stock, par value $.01 per share                    New York Stock Exchange

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

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The capital stock of Pharmacia & Upjohn, Inc., a Delaware corporation (the "Registrant") to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Registrant's Common Stock with a par value of $.01 per share (the "Common Stock"). The description of the Common Stock is contained in the Registrant's Registration Statement on Form S-4 (No. 33-61969) (as amended, the "Registration Statement") filed with the Securities and Exchange Commission on August 21, 1995. The description of the Common Stock is hereby incorporated by reference from the Registration Statement, including the Prospectus/Proxy Statement included therein.

ITEM 2.  EXHIBITS

EXHIBIT NO.                                       DESCRIPTION
-----------                                       -----------
      1         Registrant's Registration Statement on Form S-4, dated September 15, 1995.*
      4.1       Form of Restated Certificate of Incorporation of Registrant.*
      4.2       Form of By-laws of Pharmacia & Upjohn, Inc.*
      5         Form of Common Stock Certificate representing shares of Common Stock, par value
                $.01 per share, of Pharmacia & Upjohn, Inc.

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*Exhibit filed only with the New York Stock Exchange, Inc.
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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 24, 1995

                                          PHARMACIA & UPJOHN, INC.


                                          By: /s/ KENNETH M. CYRUS
                                             ---------------------------------
                                              Name: Kenneth M. Cyrus
                                              Title:  Executive Vice President
                                                      and Secretary
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                               INDEX TO EXHIBITS

EXHIBIT NO.                                       DESCRIPTION
-----------                                       -----------
      1         Registrant's Registration Statement on Form S-4, dated September 15, 1995.*
      4.1       Form of Restated Certificate of Incorporation of Registrant.*
      4.2       Form of By-laws of Pharmacia & Upjohn, Inc.*
      5         Form of Common Stock Certificate representing shares of Common Stock, par value
                $.01 per share, of Pharmacia & Upjohn, Inc.

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*Exhibit filed only with the New York Stock Exchange, Inc.